EXHIBIT 10R

                              LEASE



DATED:    November 16, 1994

BETWEEN:  REAL ESTATE PROPERTIES LIMITED PARTNERSHIP,
          an Oregon limited partnership                  LANDLORD

AND:      FRED MEYER, INC.,
          a Delaware corporation                           TENANT


          Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

          Approximately 3,490 square feet of warehouse space located in North Basin-Swan Island Warehouse, 3205 N. Webster,
Portland, Oregon 97217 and as further described on the attached
Exhibit A.

          If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

          Landlord leases the Premises to Tenant for a term of 60 months commencing December 1, 1994 and continuing through November 31, 1999 at a base rent of Two Thousand and No/100
Dollars ($2,000.00) per month.

Rent for the first month of the lease term has been paid upon execution of this lease. All rent, including base rent together with the charges, taxes and expenses to be paid to Landlord specified in paragraphs 3 and 4 of this lease, is payable in advance on the first day of each calendar month. If Landlord consents, Tenant may occupy the Premises prior to such commencement date upon payment of rent on a prorated basis and compliance with all terms of this lease.

          Delivery of possession shall occur when the Premises are occupied by Tenant or are ready to be occupied by Tenant with all work to be performed by Landlord substantially completed. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this lease shall commence on the first day of the first month following such date and continue for the specified number of months thereafter, notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority.

          This lease is subject to the following additional terms to which the parties agree:

              1.    Use of the Premises.

          (a) Tenant shall use the Premises only for the purpose of conducting the following business:

               Truck maintenance and parking for trucks.

If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other reasonable uses.

          (b) In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. Allowable ground floor load shall be 300 pounds per square foot.

          (c) Tenant may erect a sign stating its name, business, and product after first securing Landlord's written approval of the size, color, design, wording, and location, and all necessary governmental approvals. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed upon termination of this lease with the sign location restored to its former state.

          (d) Tenant shall make no alterations, additions, or improvements to the Premises or change the color of the exterior without Landlord's prior written consent and without a valid building permit issued by the appropriate governmental agency. Upon termination of this lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the additions, alterations, or improvements be removed. In such case, Tenant shall at its sole cost and expense promptly remove the specified additions, alterations, or improvements and repair and restore the Premises to its original condition.

              2.    Security Deposit.

          Tenant has deposited with Landlord the sum of $2,000.00, hereinafter referred to as "the Security Deposit," to secure the faithful performance by Tenant of each term, covenant, and condition of this lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this lease, use, apply or retain the whole or any part of the Security Deposit (i) to the extent of any sum due to Landlord; or
(ii) to make any required payment on Tenant's behalf; or (iii) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within 5 days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this lease and at the end of the term of this lease leave the Premises in the condition required by this lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) within 30 days after the termination of this lease and vacancy of the Premises by Tenant.

              3.    Utility Charges; Maintenance.

          (a) Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

          (b) Landlord shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises.

          (c) If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

              4.    Taxes, Assessments, and Operating Expenses.

          (a) In conjunction with monthly rent payments, Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. Upon termination of this lease or at periodic intervals during the term hereof, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant, and any deficiency shall be paid by Tenant within 15 days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals.

          (b) Tenant's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. Tenant's proportionate share of operating expenses for the Building shall be computed by dividing the rentable area of the Premises by the total rentable area of the Building. If in Landlord's reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant's proportionate share.

          (c) Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term, installment payments on Bancrofted special assessments, and any rent tax, tax on Landlord's interest under this lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

          (d) Operating expenses charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of the Building.

              5.    Parking and Storage Areas.

          (a) Tenant, its employees, and customers shall have the exclusive right to use any private parking spaces immediately adjacent to the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

          (b) Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location. Trash and garbage receptacles shall be kept covered at all times.

              6.    Tenant's Indemnification; Liability Insurance.

          (a) Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease.

          (b) Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without 10 days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

              7.    Property Damage; Subrogation Waiver.

          (a) If fire or other casualty causes damage to the Building or the Premises in an amount exceeding 30 percent of the full construction-replacement cost of the Building or Premises, respectively, Landlord may elect to terminate this lease as of the date of the damage by notice in writing to Tenant within 30 days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced during the period to the extent the Premises are not reasonably usable for the use permitted by this lease because of such damage and required repairs.

          (b) Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

          (c) Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

              8.    Condemnation.

          If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord.

              9.    Assignment and Subletting.

          (a) Tenant shall not assign its interest under this lease nor sublet the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law or through mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease and no one assignment or subletting shall be a consent to any further assignment or subletting.

          (b) Subject to the above limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

             10.    Default.

          Any of the following shall constitute a default by Tenant under this lease:

          (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

          (b) Tenant's insolvency; assignment for the benefit of its creditors; Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties.

             11.    Remedies for Default.

          In case of default as described in paragraph 10 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

          (a) Terminate this lease without relieving Tenant from its obligation to pay damages.

          (b) Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

          (c) Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease equal to the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of 6 percent per annum.

          (d) Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case
Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of 10 percent per annum from the date of the expenditure.

             12.    Surrender on Termination.

          (a) On expiration or early termination of this lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it in any manner without liability.

          (b) If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to all provisions of this lease except the provision for term and at a base rental of 120 percent of that specified in this lease; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

             13.    Landlord's Liability.

          (a) Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

          (b)  All persons dealing with Pacific Realty
Associates, L.P. ("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents of Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words

"property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

     14.  Mortgage or Sale by Landlord; Estoppel Certificates.

          (a) This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this lease be subordinate to the Encumbrance, then Tenant agrees that this lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

          (b) If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.

          (c) Either party shall within 20 days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

             15.    Disputes - Attorneys' Fees.

          In the event of any litigation arising out of this lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

             16.    Severability.

          If any provision of this lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

             17.    Interest and Late Charges.

          Rent not paid within 10 days of when due shall bear interest from the date due until paid at the rate of 10 percent per annum. Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than 10 days late in addition to interest and other remedies available for default.

             18.    General Provisions.

          (a) Waiver by either party of strict performance of any provision of this lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

          (b) Subject to the limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

          (c) Landlord shall have the right to enter upon the Premises at any time to determine Tenant's compliance with this lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

          (d) If this lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

          (e) Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

             19.    Tenant Improvements.

          The Premises shall be taken by Tenant in "as-is" condition with existing improvements configured generally as shown on the attached Exhibit A except that Tenant shall, at its expense, install a fence as shown on Exhibit A.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


REAL ESTATE PROPERTIES LIMITED     FRED MEYER, INC.,
PARTNERSHIP, an Oregon limited     a Delaware corporation
partnership

By   FMGP Associates, an Oregon
     limited partnership, its
     General Partner

     By   FMGP Incorporated, a
          Delaware corporation,
          its General Partner


     By   DAVID W. RAMUS           By   SCOTT L. WIPPEL
          -----------------------     ---------------------------
          David W. Ramus           Name _________________________
          Vice President           Title ________________________


     By   ______________________
     Name ______________________
     Title _____________________


Address for Notices/               Address for Legal Notices
Rent Payments to Landlord:         to Tenant:
15115 S.W. Sequoia Parkway,        ______________________________
Suite 200                          ______________________________
Portland, Oregon 97224-7199        ______________________________


                                   Address for Invoices
                                   to Tenant:
                                   ______________________________
                                   ______________________________
                                   ______________________________